PHILIP H. SALCHLI
                                                                                                __________________________
CERTIFIED PUBLIC ACCOUNTANT
                                                                                                __________________________

Member American Institute of Certified Public Accountants                                                                                               Member Texas Society of Certified Public Accountants
 SEC  and Private Companies Practice Sections

March 22, 2006

Americana Distribution, Inc.
Manalapan, New Jersey

I hereby grant my permission to use the financial statements that have been audited by me, together with my  opinion on such financial statements dated April 14, 2005, as of and for the years  ended December 31, 2004 and 2003 in Form  SB-2 (March 2006). This  consent is provide for the post effective amendment for the SB-2 date March 22, 2006.

/s/ Philip H. Salchli, CPA Philip H. Salchli, CPA
Houston, Texas